Exhibit 5.1

September 24 2024

Vireo Growth Inc.

207 South 9th Street

Minneapolis, Minnesota 55402

Dear Sirs / Mesdames:

Re:	Vireo Growth Inc. – Registration Statement on Form S-3

We have acted as British Columbia counsel to Vireo Growth Inc. (the "Corporation"), a corporation incorporated under the laws of the Province of British Columbia, Canada, in connection with filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes a prospectus (the "Base Prospectus") that will be supplemented in the future by one or more prospectus supplements. The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more prospectus supplements), will provide for the registration by the Corporation of up to US$150,000,000 of the Corporation's subordinate voting shares ("Subordinate Voting Shares"), multiple voting shares ("Multiple Voting Shares"), warrants ("Warrants"), subscription receipts ("Subscription Receipts") and units, comprised of one or more other Subordinate Voting Shares, Multiple Voting Shares, Subscription Receipts and Warrants, in any combination ("Units" and, together with the Subordinate Voting Shares, Multiple Voting Shares, Subscription Receipts and Warrants, the "Securities") that the Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the terms set forth therein.

In so acting, we have examined copies of the Registration Statement as well as: (i) the Corporation's Notice of Articles and articles, and (ii) records of the Corporation's corporate proceedings in connection with the Registration Statement as certified by an officer of the Corporation (together, the "Corporate Documents"). We have also examined copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

We have assumed (i) the genuineness of all signatures on all documents examined by us and the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise identified to our satisfaction, and the authenticity of the originals of such copies, (ii) all information contained in all documents reviewed by us is true and correct, (iii) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (iv) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities, (v) there is no foreign law that would affect the opinion expressed herein, and (vi) at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

September 24, 2024

We have also assumed that:

1.	the Corporation has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Corporation is party (any such agreement, the "Agreement");

2.	the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

3.	all necessary corporate action has or will have been taken by the Corporation to duly authorize the execution and delivery by the Corporation of the Agreement and the performance of its obligations under the terms and conditions thereof;

4.	all necessary corporate action has or will have been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have or will have been complied with;

5.	all necessary corporate action has or will have been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

6.	the Agreement: (i) has or will have been duly authorized, executed and delivered by all parties thereto and such parties have the capacity to do so; (ii) constitutes or will constitute a legal, valid and binding obligation of all parties thereto; (iii) is or will be enforceable in accordance with its terms against all parties thereto; and (iv) is or will be governed by the laws of the Province of British Columbia;

7.	the Securities have or will have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

8.	the terms of the offering of the Securities and related matters have or will have been duly authorized by the Corporation;

9.	the execution and delivery of the Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law;

10.	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law; and

11.	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law.

September 24, 2024

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations expressed herein, we are of the opinion that, upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Subordinate Voting Shares and Multiple Voting Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation, and (ii) the Warrants, Subscription Receipts and Units will be validly created and issued securities of the Corporation and will be binding obligations of the Corporation.

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed, any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to reference to our firm under the heading "Legal Matters" in the Base Prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the United States Securities and Exchange Commission.

This opinion is furnished solely in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The opinion herein expressed is given and effective as of the date hereof and we undertake no duty to update or supplement such opinion to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

/s/ Sangra Moller LLP

SANGRA MOLLER LLP